Sub-Item 77I, 77Q1(a) and 77Q1(d)

DREYFUS PREMIER INVESTMENT FUNDS, INC.

(the "Registrant")

Dreyfus Diversified International Fund

Dreyfus Global Infrastructure Fund

Dreyfus Global Real Estate Securities Fund

 (collectively, the "Funds")

At the meeting held on March 9-10, 2017, the Board of Directors of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in each Fund's Class T Prospectus and the disclosure in the Funds' Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 99 to the Registrant's Registration Statement on Form N-1A, filed on March 28, 2017, effective as of March 31, 2017 ("Amendment No. 99").

2.      The disclosure in the Supplement to each Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Articles Supplementary, incorporated by reference to Exhibit (a)(8) of Amendment No. 99.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(1) of Amendment  No. 99.